EXHIBIT 99.1

                [Letterhead of Manhattan Pharmaceuticals, Inc.]



Contact:        Nicholas J. Rossettos, CPA              Thomas Redington
                Chief Financial Officer                 Redington, Inc.
                Manhattan Pharmaceuticals, Inc.         203/222-7399
                212/582 3950                            212/926-1733


                         MANHATTAN PHARMACEUTICALS NAMES
                        ALAN HARRIS CHIEF MEDICAL OFFICER
                        ---------------------------------

              NEW YORK, NY FEB. 1, 2006 - Manhattan Pharmaceuticals, Inc. (AMEX: MHA) announced that Alan G. Harris, MD, PhD has been named Chief Medical Officer of the company.

              Dr. Harris brings more than 20 years of experience in clinical drug development. Beginning in 2004, Dr. Harris was head of the Worldwide Medical Endocrine Care group at Pfizer, Inc. (New York, NY) where he oversaw the clinical development of the growth hormone Genotropin(R), the growth hormone antagonist Somavert(R), and the leading international medical outcomes database containing information about growth hormone treatment in children (KIGS) and adults (KIMS). Prior to that he served in a number of capacities at Schering-Plough Corporation (Kenilworth, NJ) from 1995 to 2004, most recently as vice president, Global Healthcare Research & Outcomes.

              While at Schering-Plough, Dr. Harris directed the company's Medical Affairs clinical research efforts in the development of products for the treatment of allergic and respiratory diseases, hypercholesterolemia, and hepatitis.

              Dr. Harris served as International Clinical Project Leader for Sandoz Pharmaceuticals Ltd. (Novartis) in Basel, Switzerland where he developed octreotide (Sandostatin(R)), the first clinically useful, long-acting somatostatin analog approved worldwide for the treatment of gastrointestinal endocrine tumors and acromegaly. His additional research activities at Sandoz were focused on the role of somatostatin analogs in gastrointestinal and liver diseases, oncology, diabetes mellitus, cardiovascular diseases and neurology.

              "We are delighted to have an individual with Alan's background join us," said Douglas Abel, president and chief executive officer of Manhattan Pharmaceuticals. "He is a proven leader and an expert in clinical development strategy. His skills will be extremely valuable as we continue to advance our product candidates."

              Dr. Harris received an MD degree cum laude from the Louis Pasteur Faculty of Medicine, University of Strasbourg, France and a PhD in Endocrinology from Erasmus University, Rotterdam, The Netherlands. His distinguished academic career includes current positions as adjunct professor of medicine at NYU Medical School and visiting professor of medicine in the Department of Endocrinology at Liege University Medical School, Belgium and in the department of Pharmacology and Clinical Toxicology at the University Hospital of Lausanne, Switzerland.

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                                                                    EXHIBIT 99.1

              Dr. Harris is a Fellow of the American College of Physicians, the Royal College of Physicians (UK), and the American College of Clinical Pharmacology. He serves as trustee of the Hospital for Joint Diseases-NYU Medical Center and is the author of several hundred publications, including peer-reviewed scientific papers, abstracts, books, reviews and editorials in the fields of endocrinology, oncology, cardiology, immunology, and respiratory medicine.

              About Manhattan Pharmaceuticals, Inc.

              Manhattan Pharmaceuticals, Inc. (www.manhattanpharma.com), a development-stage pharmaceutical company, acquires and develops proprietary prescription drugs for large, underserved patient populations. In view of the worldwide obesity epidemic, the company is developing OE, an orally administered novel therapeutic for weight loss. To meet the needs of other major, underserved medical markets while lowering development risks, Manhattan Pharmaceuticals also developing PTH (1-34), a peptide believed to be a regulator of epidermal cell growth, for psoriasis and Propofol Lingual Spray, a convenient, proprietary lingual spray formulation of propofol, the world's best-selling general anesthetic, as a sedative-hypnotic for use during diagnostic and therapeutic procedures.

                                        # # #

              This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our pharmaceutical collaborator's ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in our filings with the Securities and Exchange Commission.

         2/1/06